CLEARFIELD

Fiscal Year 15 First Quarter Ended December 31, 2014

FieldReport

Virtual Conference Call

As of January 29, 2015


CLEARFIELD
Cheri Beranek
President and CEO
January 29, 2015
2

This is Cheri Beranek, President and CEO for Clearfield. Welcome to the first quarter, fiscal year 2015 FieldReport and Clearfield Virtual Conference Call.


Office Building
Office / Headend
CLEARFIELD
FY15 1st Quarter "FieldReport"
Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation the effect of the significant downturn in the U.S. economy on Clearfield's customers; the impact of the American Recovery and Reinvestment Act or any other legislation on customer demand and purchasing patterns; cyclical selling cycles; need to introduce new products and effectively compete against competitive products; the effectiveness of distributors and new selling channels; dependence on third-party manufacturers and the availability of raw materials, particularly fiber; the success of efforts to reduce expenses through manufacturing improvements and procurement; reliance on key customers; rapid changes in technology; the negative effect of product defects; the need to protect its intellectual property; the impact on its financial results or stock price of its ability to use its deferred tax assets, consisting primarily of net operating loss carryforwards, to offset future taxable income; the valuation of its goodwill and the effect of its stock price, among other factors, on the evaluation of goodwill; and other factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2014 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events.
January 29, 2015
3

Forward-looking statements contained within this presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Our statements are based upon the Company's current expectations and judgments about future developments in the Company's business.

To start our FieldReport, our CFO Dan Herzog will provide some details on our financial results for the first quarter.


CLEARFIELD
Dan Herzog
Chief Financial Officer
January 29, 2015
4

We were pleased to meet our revenue plan for the quarter. As we indicated in our fiscal 2014 year-end FieldReport, we expect our fiscal 2015 revenue growth to be consistent with our 5-year compound annual growth rate of 17%. However, as indicated on that call, and we reiterate today, we anticipate revenue to be slightly lower for the first two quarters of this year versus the first two quarters of fiscal 2014, with an increase in the second half of fiscal 2015.

Broadbased Customer Growth

	2008	2014	Outlook for FY15
Revenue	$23.5	$58.0	Achieve our CAGR of approximately 17%
Gross Profit	33.4%	42.4%	Protect our world-class margins


$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Customer 1
Customers 2-500+

All amounts in millions

January 29, 2015 5

While revenues in the first quarter of fiscal 2014 were heavily dominated by sales of $7.8 million to a single customer, first quarter of fiscal 2015 revenues were broadly distributed with revenue attributable to customers other than this large single customer growing nearly 60% from $8.4 million in the first quarter of fiscal 2014 to $13.2 million in the first quarter of fiscal 2015.

As illustrated in the graph referenced, fiscal quarters 1 and 2 are historically affected by the seasonality of the slower winter build season and calendar year-end budget cycles. Clearfield's modular product development methodology has proven successful in both growing our existing customer base as well as expanding our customer base to new markets. Leading our revenue gains this quarter were sales to cable television operators, large regional independent telephone providers as well as sales to customers in markets outside of the U.S.


Gross Profit % Over Time
Q1 FY12 through Q1 FY15
44
43
42
41
40
39
38
37
36
35
Target Zone
Q1 FY 12
Q2
Q3
Q4
Q1 FY 13
Q2
Q3
Q4
Q1 FY 14
Q2
Q3
Q4
Q1 FY 15
CLEARFIELD
January 29, 2015
6

Increases in manufacturing management, facility and depreciation costs related to our expanded manufacturing capacity in the U.S. and Mexico increased cost of goods by $215,000 in fiscal 2015 Q1 in comparison to fiscal 2014 Q1. These costs had a negative 1.5% effect on gross profit but will be absorbed into our cost structure as operating efficiencies are further achieved and capacity utilization targets are reached in our higher volume months.

Operating income was $1.6 million in the fiscal 2015 first quarter vs. $3.1 million in the first quarter of fiscal 2014, a decrease of approximately $1.5 million. S,G&A expenses increased $261,000 in the first quarter of fiscal 2015 vs. the first quarter of fiscal 2014. The increase is mainly due to investments in sales and engineering related expenses as we continue to invest in expanding our sales footprint and develop new products.

Net income was about $1.1 million in the fiscal 2015 first quarter vs. net income of about $2.0 million in the first quarter of fiscal 2014, a decrease of about $900,000. Lower revenues, combined with the lower gross profit and expenses I mentioned, were the main factors in the decrease.

I'd like to turn the presentation back over to Cheri to provide some insight on the macro-environment and what to expect moving forward.


CLEARFIELD
Growth is on the Horizon
Competitive factors to prevent churn
FCC regulations projected to favor pole access
Changes in USF to CAF favor build versus operate
RVA LLC
Market Research & Consulting
Annual Change in North American FTTH
(Homes – Connected) - Actual (2001-2014) and Forecast (2015-2017)
January 29, 2015
7

Our customers are facing tremendous change in the regulatory and competitive nature of their operations. These changes are favoring the need to build additional infrastructure in order to increase the average revenue per subscriber served as well as to decrease the cost of operating their networks.

The breadth of our sales growth to an ever-expanding base of customers provides insight into what we can expect moving forward.

As a management team, we recognize the obstacles that can interrupt a broadband build. While we cannot influence in-field challenges, we work hard to ensure product performance, delivery and product availability are never an issue.

Our customers' installations are performed on a project scale, with potential stops and starts along the way that can generate revenue spikes on a quarterly basis. While there will be bubbles in the demand curve from customer to customer, the growth from across the industry is significant and we believe imminent.


CLEARFIELD
Our Product Arsenal:
The Game Changers
Clearview ® Blue Cassette
Hardened Pushable Connectors
Enabling a Superior Fiber Management and Delivery Platform
FieldSmart ®
FieldShield ®
Industry's only fiber management and delivery platform offering scalability to align capital equipment expenditure alongside subscriber revenue through a single architecture
January 29, 2015
8

Clearfield has historically enjoyed great success in retaining customer relationships due to not only our superior customer service but to the inherent scalability of our product architectures.

Those who are familiar with our product lines have heard me speak on how the Clearview Cassette and FieldShield hardened optical connector are reducing the cost of Gigabit Broadband. Once a customer has standardized on our game-changing elements, the ability to reduce not only capital costs but also installation and engineering costs become evident among all parties from their network planners to their field installation teams.


CLEARFIELD
Where Are We at in the Telecom FTTH Lifecycle?
adoption of
innovation
over
time
2.5%
INNOVATORS
13.5%
EARLY ADOPTERS
34%
EARLY MAJORITY
34%
LATE MAJORITY
16%
CONSCIENTIOUS REJECTORS
We believe the Fiber segment is entering the Growth Phase of its Life Cycle.
January 29, 2015
9

In order for carriers to meet the ever-growing demands of businesses and individuals, fiber to the home and business is required.

There are several reasons why we feel fiber is currently positioned to enter the strong growth phase of the market adoption cycle for innovation:

- First, we see strong activity from national and regional carriers who are adding fiber to its investments in major metropolitan cities;
- In addition, we see more and more national and regional carriers marketing fiber as a new product and a reason for differentiation; and
- Finally, fiber, and specifically Gigabit Broadband, is gaining visibility as a federal government initiative.


WE'VE MOVED!
CLEARFIELD, INC.
7050 WINNETKA AVE N
MINNEAPOLIS, MN
55428
WHY?
WE'RE GOING TO NEED A BIGGER TRUCK!
MOVERS
CLEARFIELD
SAME GREAT COMPANY—
NOW WITH 60% MORE SPACE
AT OUR NEW HEADQUARTERS!
January 29, 2015
10

Clearfield is already positioned to meet the needs of entering this growth phase. Earlier this month, we moved into our new corporate headquarters. We had a smooth transition from our former facility to our new 71,000 square foot space. This expansion joins the addition of our Mexican plant in late fiscal 2014.

We installed a PoLAN architecture in our new facility and ran our own FieldShield optical cable to every desk and office and throughout our production and warehouse environment. We hope to showcase our facility to our clients and to demonstrate the performance gains using fiber and the capital costs saved by using Clearfield products.

I believe Clearfield has come to be known as an organization that is skilled in planning and execution. We continue to be very mindful of scale and as we continue to build our business, we will position all aspects of our corporate, manufacturing and warehousing appropriately.

With that, I'd like to turn it back to Dan for a few final words.


CLEARFIELD
CLEARFIELD
"FieldReport"
January 29, 2015
11

Thank you, Cheri. I wanted to pass along the activity on our first quarter stock repurchase program announced in November. As of December 31, 2014, Clearfield had repurchased 14,407 shares for approximately $170,000. We have approximately $7,830,000 remaining authorized for repurchases.

Thank you for your interest in Clearfield. We look forward to our next quarterly FieldReport, which is tentatively scheduled for April 23, 2015.

Lastly, we welcome your questions about our industry, our business and our financial performance. Please forward your inquires to IR@clfd.net. Relevant questions and our responses will be posted on the Clearfield Investor Relations webpage.